Exhibit 99.1

 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2018

NINE MONTHS
- Net revenues increased 12% at actual rates and 3% at constant rates to US$ 422.3 million -
- Operating income increased 22% at actual rates and 14% at constant rates to US$ 87.8 million -
- OIBDA increased 23% at actual rates and 14% at constant rates to US$ 119.9 million -

THIRD QUARTER
- Net revenues increased 3% at actual rates and 4% at constant rates to US$ 123.5 million -
- Operating income increased 31% at actual rates and 34% at constant rates to US$ 21.0 million -
- OIBDA increased 34% at actual rates and 36% at constant rates to US$ 33.6 million -

HAMILTON, BERMUDA, October 18, 2018 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three and nine months ended September 30, 2018.

Year-to-date operational and financial highlights:

•	TV advertising revenues increased 12% at actual rates and 3% at constant rates in the first nine months of 2018.

•	Carriage fees and subscription revenues increased 12% at actual rates and 5% at constant rates.

•	OIBDA increased 23% at actual rates and 14% at constant rates, resulting in OIBDA margin expansion to 28% from 26%.

•	Unlevered free cash flow increased 28% to US$ 125.8 million.

•
CME has repaid more than US$ 300 million of debt and related payables in the first nine months of 2018 using proceeds from the sale of our operations in Croatia, warrant exercises and cash generated by the business, which together with the improvement in our operations reduced our net leverage ratio to 3.8x at the end of September.

•	Following the repricing of our guarantee fees in April, our 3.5% average cost of borrowing is about 250 basis points lower than the start of the year.

On July 31, 2018, we completed the previously announced sale of our operations in Croatia to Slovenia Broadband S.a r.l., a subsidiary of United Group B.V. ("United Group"). We also previously announced on July 10, 2017 that we agreed to sell our operations in Slovenia to the United Group, and that transaction still remains subject to certain closing conditions, including receipt of Slovenian regulatory approval. The Slovenia business is classified as held for sale, and both businesses are presented as discontinued operations for all periods. The discussion of results in this release relates to our continuing operations in the four remaining operating segments.

Michael Del Nin, Co-Chief Executive Officer, commented: "Almost any way you look at it, it's been a great quarter for the Company. With exceptional profit growth, we continue a trend seen over the last few years that has been largely unmatched across the industry. And we believe there is more to come, with solid growth expected to persist in the coming years. Given the progress that has already been made in reducing debt and the relatively low borrowing costs that we are already enjoying, this should allow us to delever to an appropriate level in the near term, and provides additional opportunities to improve shareholder returns beyond that."

Christoph Mainusch, Co-Chief Executive Officer, added: "We launched the fall season in all countries during the third quarter, and our networks continue to provide the best reach for advertisers in each territory. We do this while focusing on more efficient spending, so with revenue improvement and lower costs, OIBDA nearly doubled in Slovakia and Bulgaria in the quarter. TV viewership in the region remains strong, and we believe the role of television here is unique in its ability to attract a wide audience."

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

Consolidated results for the three months ended September 30, 2018 and 2017 were:

(US$ 000's, except per share data)	For the Three Months Ended September 30,
(unaudited)	2018	2017	% Actual	% Lfl (1)
Net revenues	$123,522	$119,431	3.4%	4.1%
Operating income	20,966	16,022	30.9%	34.2%
Operating margin	17.0%	13.4%	3.6 p.p.	3.8 p.p.
OIBDA	33,599	25,145	33.6%	35.7%
OIBDA margin	27.2%	21.1%	6.1 p.p.	6.3 p.p.
Income from continuing operations	10,910	(1,945)	NM (2)	NM (2)
Income from continuing operations per share - basic	0.03	(0.03)	NM (2)	NM (2)
Income from continuing operations per share - diluted	$0.03	$(0.03)	NM (2)	NM (2)

Consolidated results for the nine months ended September 30, 2018 and 2017 were:

(US$ 000's, except per share data)	For the Nine Months Ended September 30,
(unaudited)	2018	2017	% Actual	% Lfl (1)
Net revenues	$422,259	$378,058	11.7%	3.3%
Operating income	87,753	72,199	21.5%	14.4%
Operating margin	20.8%	19.1%	1.7 p.p.	2.0 p.p.
OIBDA	119,923	97,893	22.5%	14.4%
OIBDA margin	28.4%	25.9%	2.5 p.p.	2.8 p.p.
Income from continuing operations	38,319	17,338	121.0%	113.7%
Income from continuing operations per share - basic	0.10	0.04	152.4%	138.1%
Income from continuing operations per share - diluted	$0.09	$0.03	195.3%	178.6%
(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its third quarter results on Thursday, October 18, 2018 at 9 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-647-689-5402 ten minutes prior to the start time and reference conference ID 6798925. The conference call will also be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay of the webcast will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2018 as well as the following: the effect of changes in global and regional economic conditions and the extent, timing and duration of the recovery in our markets; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the extent to which our debt service obligations and covenants may restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our ability to refinance our existing indebtedness; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; our ability to consummate the sale of our operations in Slovenia; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended September 30, 2018. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended September 30, 2018, which was filed with the Securities and Exchange Commission on October 18, 2018.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company continuing to operate leading businesses in four Central and Eastern European markets with an aggregate population of more than 40 million people. CME's continuing operations broadcast 26 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International, MTV Romania and PRO TV Chisinau) and the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Three Months Ended September 30,
	2018	2017
Net revenues	$123,522	$119,431
Operating expenses:
Content costs	53,214	55,871
Other operating costs	11,789	12,612
Depreciation of property, plant and equipment	7,265	6,936
Amortization of broadcast licenses and other intangibles	2,216	2,187
Cost of revenues	74,484	77,606
Selling, general and administrative expenses	28,072	25,803
Operating income	20,966	16,022
Interest expense	(8,437)	(18,352)
Other non-operating income, net	1,571	3,542
Income before tax	14,100	1,212
Provision for income taxes	(3,190)	(3,157)
Income / (loss) from continuing operations	10,910	(1,945)
Income / (loss) from discontinued operations, net of tax	57,581	(5,988)
Net income / (loss)	68,491	(7,933)
Net loss attributable to noncontrolling interests	80	188
Net income / (loss) attributable to CME Ltd.	$68,571	$(7,745)

PER SHARE DATA:
Net income / (loss) per share:
Continuing operations — basic	$0.03	$(0.03)
Continuing operations — diluted	0.03	(0.03)
Discontinued operations — basic	0.15	(0.04)
Discontinued operations — diluted	0.15	(0.04)
Attributable to CME Ltd. - basic	0.18	(0.07)
Attributable to CME Ltd. - diluted	$0.18	$(0.07)

Weighted average common shares used in computing per share amounts (000's):
Basic	263,829	156,189
Diluted	264,940	156,189

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Nine Months Ended September 30,
	2018	2017
Net revenues	$422,259	$378,058
Operating expenses:
Content costs	189,925	174,214
Other operating costs	36,873	35,747
Depreciation of property, plant and equipment	22,179	19,345
Amortization of broadcast licenses and other intangibles	6,839	6,349
Cost of revenues	255,816	235,655
Selling, general and administrative expenses	78,690	70,204
Operating income	87,753	72,199
Interest expense	(33,890)	(54,773)
Other non-operating (expense) / income, net	(1,317)	12,682
Income before tax	52,546	30,108
Provision for income taxes	(14,227)	(12,770)
Income from continuing operations	38,319	17,338
Income / (loss) from discontinued operations, net of tax	63,269	(8,747)
Net income	101,588	8,591
Net loss attributable to noncontrolling interests	274	534
Net income attributable to CME Ltd.	$101,862	$9,125

PER SHARE DATA:
Net income / (loss) per share:
Continuing operations — basic	$0.10	$0.04
Continuing operations — diluted	0.09	0.03
Discontinued operations — basic	0.19	(0.03)
Discontinued operations — diluted	0.18	(0.02)
Attributable to CME Ltd. - basic	0.29	0.01
Attributable to CME Ltd. - diluted	$0.27	$0.01

Weighted average common shares used in computing per share amounts (000's):
Basic	219,267	155,579
Diluted	255,265	233,761

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$56,003	$54,903
Other current assets	235,389	261,715
Assets held for sale	80,193	148,156
Total current assets	371,585	464,774
Property, plant and equipment, net	99,362	103,648
Goodwill and other intangible assets, net	987,157	1,042,764
Other non-current assets	13,352	16,869
Total assets	$1,471,456	$1,628,055

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$121,701	$143,893
Current portion of long-term debt and other financing arrangements	4,392	2,960
Other current liabilities	23,122	9,280
Liabilities held for sale	13,522	32,131
Total current liabilities	162,737	188,264
Long-term debt and other financing arrangements	789,161	1,085,714
Other non-current liabilities	61,589	95,254
Total liabilities	$1,013,487	$1,369,232

Series B Convertible Redeemable Preferred Stock	$269,370	$264,593

EQUITY
Common Stock	$20,227	$11,639
Additional paid-in capital	2,002,574	1,905,779
Accumulated deficit	(1,633,906)	(1,735,768)
Accumulated other comprehensive loss	(200,318)	(187,438)
Total CME Ltd. shareholders' equity / (deficit)	188,577	(5,788)
Noncontrolling interests	22	18
Total equity / (deficit)	188,599	(5,770)
Total liabilities and equity	$1,471,456	$1,628,055

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Nine Months Ended September 30,
	2018	2017
Net cash generated from continuing operating activities	$84,934	$90,638
Net cash used in continuing investing activities	(12,078)	(16,250)
Net cash used in continuing financing activities	(180,520)	(57,782)
Net cash provided by / (used in) discontinued operations	110,796	(62)
Impact of exchange rate fluctuations on cash and cash equivalents	(2,032)	9,884
Net increase in cash and cash equivalents	$1,100	$26,428

Supplemental disclosure of cash flow information:
Cash paid for interest (including mandatory cash-pay guarantee fees)	$24,907	$22,206
Cash paid for guarantee fees previously paid in kind	28,066	—
Cash paid for guarantee fees that may be paid in kind	—	1,411
Cash paid for income taxes, net of refunds	$23,739	$12,380

Supplemental disclosure of non-cash financing activities:
Interest and related guarantee fees paid in kind	$2,934	$14,733
Accretion on Series B Convertible Redeemable Preferred Stock	$4,777	$7,216

Segment Data
We manage our business on a geographical basis, with four reporting segments: Bulgaria, the Czech Republic, Romania and the Slovak Republic. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. From January 1, 2018, stock-based compensation and certain operating costs incurred on behalf of our segments at the corporate level have been allocated to our segments for purposes of evaluating their performance. Prior period information has been recast to conform to the current period presentation. Intersegment revenues and profits have been eliminated in consolidation.
Below are tables showing our net revenues and OIBDA by segment for the three and nine months ended September 30, 2018 and 2017:

(US$ 000's)	For the Three Months Ended September 30,
(unaudited)	2018	2017	% Actual	% Lfl (1)
Net revenues
Bulgaria	$16,348	$16,039	1.9%	2.4%
Czech Republic	45,489	42,681	6.6%	5.8%
Romania	41,128	40,469	1.6%	3.8%
Slovak Republic	20,867	20,384	2.4%	3.2%
Intersegment revenues	(310)	(142)	NM (2)	NM (2)
Total net revenues	$123,522	$119,431	3.4%	4.1%

(US$ 000's)	For the Nine Months Ended September 30,
(unaudited)	2018	2017	% Actual	% Lfl (1)
Net revenues
Bulgaria	$59,208	$52,118	13.6%	5.8%
Czech Republic	158,051	135,526	16.6%	4.6%
Romania	136,683	127,983	6.8%	1.5%
Slovak Republic	70,590	63,348	11.4%	3.8%
Intersegment revenues	(2,273)	(917)	NM (2)	NM (2)
Total net revenues	$422,259	$378,058	11.7%	3.3%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

(US$ 000's)	For the Three Months Ended September 30,
(unaudited)	2018	2017	% Act	% Lfl (1)
OIBDA
Bulgaria	$4,481	$2,425	84.8%	84.7%
Czech Republic	15,388	12,397	24.1%	23.8%
Romania	15,607	15,259	2.3%	4.2%
Slovak Republic	5,032	2,809	79.1%	81.6%
Elimination	(25)	13	NM (2)	NM (2)
Total Operating Segments	40,483	32,903	23.0%	24.2%
Corporate	(6,884)	(7,758)	11.3%	12.1%
Total OIBDA	$33,599	$25,145	33.6%	35.7%

(US$ 000's)	For the Nine Months Ended September 30,
(unaudited)	2018	2017	% Act	% Lfl (1)
OIBDA
Bulgaria	$13,084	$6,668	96.2%	86.5%
Czech Republic	59,009	48,521	21.6%	9.5%
Romania	58,696	51,790	13.3%	7.9%
Slovak Republic	10,041	10,966	(8.4)%	(13.6)%
Elimination	15	29	NM (2)	NM (2)
Total Operating Segments	140,845	117,974	19.4%	11.0%
Corporate	(20,922)	(20,081)	(4.2)%	5.4%
Total OIBDA	$119,923	$97,893	22.5%	14.4%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income / loss before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-Chief Executive Officers when evaluating our performance. From January 1, 2018, stock-based compensation and certain operating costs incurred on behalf of our segments at the corporate level have been allocated to our segments for purposes of evaluating their performance. Prior period information has been recast to conform to the current period presentation. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following a repricing of our Guarantee Fees in March 2017 and April 2018, we now must pay interest and related Guarantee Fees on our outstanding indebtedness in cash. In addition to this obligation to pay Guarantee Fees in cash, we expect to use cash generated by the business as well as proceeds from asset divestitures to pay certain Guarantee Fees that were previously paid in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-Chief Executive Officers when evaluating performance. For additional information regarding our business segments, see Item 1, Note 19, "Segment Data" in our Form 10-Q.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s function currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual percentage movements (“% Act”), which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”). The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

(US$ 000's)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited)	2018	2017	2018	2017
Operating income	$20,966	$16,022	$87,753	$72,199
Depreciation of property, plant and equipment	7,265	6,936	22,179	19,345
Amortization of intangible assets	2,216	2,187	6,839	6,349
Other items (3)	3,152	—	3,152	—
Total OIBDA	$33,599	$25,145	$119,923	$97,893
(3) Other items consists solely of expense related to the accelerated vesting of RSUs with performance conditions in accordance with the terms of the corresponding award agreement following the completion of sale of the Company's Croatian operations on such date.

(US$ 000's)	For the Nine Months Ended September 30,
(unaudited)	2018	2017
Net cash generated from continuing operating activities	$84,934	$90,638
Capital expenditures, net of proceeds from disposals	(12,078)	(16,250)
Free cash flow	72,856	74,388
Cash paid for interest (including mandatory cash-pay guarantee fees)	24,907	22,206
Cash paid for guarantee fees previously paid in kind	28,066	—
Cash paid for guarantee fees that may be paid in kind	—	1,411
Unlevered free cash flow from continuing operating activities	$125,829	$98,005